                            CERTIFICATE OF AMENDMENT

                                       OF

                       CERTIFICATE OF LIMITED PARTNERSHIP

                                       OF

                        EL CONQUISTADOR PARTNERSHIP L.P.

                        (A DELAWARE LIMITED PARTNERSHIP)

         The undersigned, being a general partner of EL CONQUISTADOR PARTNERSHIP L.P., a Delaware limited partnership (the "Partnership"), does hereby certify as follows:

         1. The name of the Partnership is EL CONQUISTADOR PARTNERSHIP L.P.

         2. The Certificate of Limited Partnership of the Partnership (the "Certificate") was filed in the Office of the Secretary of State of the State of Delaware on January 16, 1990, and was amended by Certificates of Amendment filed on March 21, 1991, on March 5, 1992 and on May 5, 1998, respectively.

         3. This Certificate of Amendment is filed (a) to reflect the change of the name of the Partnership to EL CONQUISTADOR PARTNERSHIP L.P., S.E. and (b) pursuant to the rules promulgated under the Limited Partnership Act.

         4. Item 1 of the Certificate is hereby amended to read as follows:

              "1.   The name of the Partnership is EL CONQUISTADOR
PARTNERSHIP L.P., S.E."

         IN WITNESS WHEREOF, the undersigned has executed this Certificate of Amendment of the Certificate of Limited Partnership this 14th day of April, 1999.

                                         CONQUISTADOR HOLDING, INC., a
                                         Delaware corporation, a general partner

                                         By: /s/ Larry Vitale
                                            ----------------------------------
                                         Name:   Larry Vitale
                                         Title:  Vice President